Exhibit 99.1

Algerian Desalination Capacity Increases With ERI PX Technology

Large Scale Seawater Desalination Project to Produce 200,000 Cubic Meters Per Day (52.8 Million US Gallons) of Fresh Water

SAN LEANDRO, Calif.--(BUSINESS WIRE)--December 9, 2008--Energy Recovery, Inc. (“ERI”) (NASDAQ:ERII), a global leader of ultra-high-efficiency energy recovery products and technology for desalination, announces the award of another large-scale energy recovery contract for seawater reverse osmosis (SWRO) desalination in Algeria. The Souk Tleta SWRO Desalination Plant, located in Tlemcen in Northwestern Algeria, will have a total capacity of 200,000 cubic meters per day (m3/day) (52.8 million US gallons per day (MGD)). The plant is slated to begin operation in the first half of 2010.

The Souk Tleta plant is being built by the Singapore-based company Hyflux on a 25-year build, own, operate and transfer (BOOT) basis. It will provide desalinated seawater to the Algerian Energy Company (AEC), the state-owned national water entity of Algeria. Under the contract, ERI will supply the plant with 260 PX-220 energy recovery devices that will save an estimated 21 MW of energy.

Earlier this year, Hyflux also contracted ERI’s PX technology for the 100,000 m3/day (26.4 MGD) Tianjin desalination project. This is the largest desalination project contracted in China to date.

Borja Blanco, ERI’s GM and VP, Mega Projects Division, stated, “This is a significant award for us in that we are able to provide our client with maximum energy savings which results in the lowest life-cycle costs. Our technical staff works closely with all involved to ensure that the project achieves or surpasses the energy recovery expectations.”

About ERI®

Energy Recovery, Inc. (ERI) is a leading manufacturer of energy recovery devices which help make desalination affordable by significantly reducing energy consumption. ERI’s PX Pressure Exchanger® (PX®) device is a rotary positive displacement pump that recovers energy from the high pressure reject stream of SWRO systems at up to 98% efficiency with no downtime or scheduled maintenance.

The company has research, development and manufacturing facilities in the San Francisco technology corridor as well as direct sales offices and technical support centers in key desalination hubs such as Madrid, UAE, Shanghai and Florida. ERI service representatives are based in Algeria, Australia, China, India, Korea, Mexico, Taiwan and the Caribbean.

For more information on ERI and PX technology, please visit www.energyrecovery.com.

Note on Forward Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding the timing of plant construction, availability of financing for new desalination plant construction, and the timing of obtaining various government approvals. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, delays or postponements in the construction of desalination plants, the ability of our customers to obtain other key components of a plant, delays in governmental approvals, changes in customers’ budgets for desalination plans and the timing of their purchasing decision, and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. For more details relating to the risks and uncertainties that could differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings, including its Form 424(b)4 Prospectus filed on July 2, 2008, and in particular, the risk factor sections of such filings.

CONTACT:
Energy Recovery Inc.
Audrey Bold, 510-483-7370